Exhibit 4.5

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION OR SAFE HARBOUR FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THUNDER MOUNTAIN GOLD, INC.

SUBSCRIPTION AGREEMENT FOR UNITS AT CDN$0.20 PER UNIT

JULY 13, 2010

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION AGREEMENT

Each Subscriber must deliver the following, as applicable:

(a)

this Subscription Agreement, duly executed by the Subscriber;

(b)

a completed Schedule A, entitled “Information about the Subscriber”,

(c)

if the Subscriber is a resident of Canada and is purchasing as an Accredited Investor, the Certificate of Canadian Accredited Investor attached hereto as Schedule B;

(d)

if the Subscriber is a “U.S. Purchaser”, as defined below, the Certificate of U.S. Accredited Investor attached hereto as Schedule C;

(e)

if the Subscriber is a resident of or located in a jurisdiction outside of Canada or the United States, such documentation reasonably requested by the Corporation to establish that the issuance of Units will be exempt from any prospectus, registration or equivalent requirements; and

(f)

a certified cheque or bank draft payable to “Thunder Mountain Gold, Inc.” for the aggregate Subscription Price subscribed for under this Subscription Agreement.

A “U.S. Purchaser” is (a) any “U.S. person” as defined in Regulation S under United States federal securities laws, (b) any person purchasing securities on behalf of any “U.S. Person” or any person in the United States, (c) any person that receives or received an offer to sell the securities while in the United States, (d) any person that is in the United States at the time the purchaser’s buy order was made or this subscription agreement was executed or delivered. “U.S. person” includes but is not limited to (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (iv) any estate or trust of which any executor or administrator or trustee is a U.S. person.

SUBSCRIPTION FOR UNITS

TO:

THUNDER MOUNTAIN GOLD, INC.  (“Thunder Mountain” or the “Issuer”)

Dated for Reference July 13, 2010

Cut-off Time for receipt of Subscription Agreement: 5:00 p.m., PST, September 10, 2010

The undersigned ( the “Investor”) hereby irrevocably subscribes for and agrees to purchase the number of units of the Issuer (the “Units”) set forth below for the aggregate subscription price set forth below (the “Subscription Price”), representing a subscription price of C$0.20 per Unit, upon and subject to the terms and conditions set forth in the “Terms and Conditions of Subscription for Units” attached hereto (together with the face pages and the attached Schedules, the “Subscription Agreement”).  Each Unit will be comprised of one share of common stock of the Issuer (each a “Share”) and one share purchase warrant (each a “Warrant”).  Each Warrant will entitle the holder to purchase one additional share of common stock of the Issuer for a three year period following closing at a price of C$0.20 per share at any time until the one year anniversary of the closing; C$0.25 per share thereafter at any time until the two year anniversary of the closing and C$0.30 per share thereafter until the three year anniversary of the closing.  In the event that the Issuer’s common shares trade at a closing price on the TSX Venture Exchange (the “Exchange”) or the OTC Bulletin Board of greater than CAD$0.50 per share for a period of 20 consecutive trading days at any time after six months after the date of closing, the Issuer may accelerate the expiry of the Warrants by giving notice to the holders thereof and in such case the Warrants will expire on the 30th day after the date on which such notice is given by the Issuer.  The common shares of the Issuer have been conditionally approved for listing on the Exchange.  Closing is conditional upon the Issuer having satisfied all conditions precedent to listing on the Exchange other than such conditions that will be satisfied as a result of closing.  The Warrants will not be listed for trading on the TSX.

(Name of Investor – please print)

By:

(Authorized Signature)

Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the Investor printed above.)

(Investor’s Address)

(Telephone Number)

(E-mail Address)

Number of Units:

Subscription Price: C$

If the Investor is signing as agent for a principal and is not deemed to be acting as principal pursuant to National Instrument 45-106, or, in Ontario, a trust corporation or portfolio adviser purchasing as trustee or agent for accounts fully managed by it, complete the following and, if applicable, ensure that Schedules A or B is completed on behalf of such principal:

(Name of Principal)

(Principal’s Address)

(E-mail Address)

Register the Units as set forth below: (Name) (Account reference, if applicable) (Address)	Deliver the Units as set forth below: (Name) (Account reference, if applicable) (Contact Name) (Address)

The Issuer hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Date of Acceptance:   August ______, 2010.

THUNDER MOUNTAIN GOLD, INC. By: E. James Collord, President

TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS

1.

Definitions

1.1

The following terms will have the meanings set forth below in this Subscription Agreement.

(a)

“Accredited Investor” means, with respect to Canadian investors, an “accredited investor” as defined in NI 45-106, and, with respect to U.S. Purchasers, an “accredited investor” as defined in Rule 501(a) of Regulation D;

(b)

“Applicable Securities Laws” means the securities legislation having application and the rules, policies, instruments, notices and orders issued by applicable securities regulatory authorities, including the Exchange, having application over this Offering;

(c)

“Closing” means the completion of an issue and sale by Thunder Mountain and the purchase by the Investors of the Units pursuant to this Subscription Agreement at 10:00 a.m. on the Closing Date.

(d)

“Closing Date” means the date specified by the Company, which date will be no later than September 15, 2010;

(e)

“Common Shares” means the shares of common stock, $0.01 par value of the Issuer;

(f)

“Cut-off Time” means the time after which Thunder Mountain will no longer accept subscriptions for the Offering, being 5:00 p.m. Vancouver time on August 31, 2010;

(g)

“Exchange” means the TSX Venture Exchange;

(h)

“fully managed” in relation to an account, means that the Investor has the discretion as to the account as contemplated by Applicable Securities Law;

(i)

“International Jurisdiction” means a country other than Canada or the United States;

(j)

“Investor” means the person or persons named as Investor on the face page of this Subscription Agreement and if more than one person is so named, means all of them jointly and severally;

(k)

“material” means material in relation to Thunder Mountain and any subsidiary considered on a consolidated basis;

(l)

“material change” means any change in the business, operations, assets, liabilities, ownership or capital of Thunder Mountain and any subsidiary considered on a consolidated basis that would reasonably be expected to have a significant effect on the market price or value of Thunder Mountain’s securities;

(m)

“material fact” means any fact that significantly affects or would reasonably be expected to have a significant effect on the market price or value of Thunder Mountain’s securities;

(n)

“misrepresentation” is as generally defined under Applicable Securities Laws;

(o)

“NI 45-106” means Canadian National Instrument 45-106;

(p)

“Offering” means the offering by Thunder Mountain of up to 6,600,000 Units on the terms set forth in this Agreement;

(q)

“Public Record” means information which has been publicly filed by Thunder Mountain on EDGAR at www.sec.com under Applicable Securities Laws;

(r)

“Regulation D” means Regulation D under the U.S. Securities Act;

(s)

“Regulation S” means Regulation S under the U.S. Securities Act;

(t)

“Regulatory Acceptance” means the acceptance of the transaction contemplated hereby and the approval for listing of the Shares and the Warrant Shares by the Exchange;

(u)

“Rule 144” means Rule 144 adopted by the SEC under the U.S. Securities Act;

(v)

“SEC” means the United States Securities and Exchange Commission;

(w)

“Securities” means the Units, the Shares, the Warrants and the Warrant Shares;

(x)

“Shares” means the Common Shares that will comprise a portion of the Units;

(y)

“Subscription Agreement” means this subscription agreement between the Investor and Thunder Mountain, including all Schedules incorporated by reference as it may be amended or supplemented from time to time;

(z)

“Unit” means a unit comprised of one Share and one whole Warrant sold together;

(aa)

“U.S. Person” means a U.S. Person as defined in Regulation S under the U.S. Securities Act;

(bb)

“U.S. Purchaser” means (i) any U.S. Person, (ii) any person purchasing securities on behalf of any U.S. Person or any person in the United States, (iii) any person that receives or received an offer to sell the securities while in the United States, and (iv) any person that is in the United States at the time the purchaser’s buy order was made or this subscription agreement was executed or delivered;

(cc)

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(dd)

“Warrants” means share purchase warrants, each of which Warrants will entitle the holder to purchase one additional share Common Share for a two year period following Closing on the terms described herein;

(ee)

“Warrant Certificate” means the certificate representing the Warrants issued to an Investor as part of an Unit; and

(ff)

“Warrant Shares” means the Common Shares to be issued upon the exercise of the Warrants as outlined in section 3.

2.

Prospectus Exempt Subscription Commitment

2.1

The Investor hereby subscribes for and agrees to purchase from Thunder Mountain, subject to the terms and conditions set forth herein, that number of Units of Thunder Mountain set out on the face page of this Subscription Agreement at the price of C$0.20 per Unit. Subject to the terms hereof, this Subscription will be deemed to have been made and be effective only upon its acceptance in whole or in part by Thunder Mountain.

2.2

The Investor acknowledges that there is no minimum amount of the Offering that must be completed in order for Thunder Mountain to accept the Investor’s subscription.  The Investor acknowledges that the size of the Offering may be increased without notice to the Investors.

3.

Description of Units – Share and Warrants

3.1

Each Unit consists of one (1) Share and one (1) Warrant in the capital of the Issuer.

3.2

The Warrants will be governed by the terms and conditions set out in the certificate representing the Warrants (the “Warrant Certificates”) which will be delivered to the Investor at Closing. Each Warrant Certificate will contain, among other things, provision for the appropriate adjustment in a class, number and price of the Warrant Shares upon the occurrence of certain events, including any subdivision (split), consolidation (reverse-

split) or re-classification of the common shares of Thunder Mountain or payments of stock dividends or upon the merger or re-organization of Thunder Mountain. The Warrants will not contain any anti-dilution provisions.

3.3

Each Warrant will entitle the holder to purchase one additional Common Share for a three year period following Closing at a price of C$0.20 per share at any time until the one year anniversary of the closing; C$0.25 per share thereafter at any time until the two year anniversary of the closing and C$0.30 per share thereafter until the three year anniversary of the closing.  In the event that the Common Shares trade at a closing price on the Exchange or the OTC Bulletin Board of greater than CAD$0.50 per share for a period of 20 consecutive trading days at any time after six months after the Closing Date, the Issuer may accelerate the expiry of the Warrants by giving notice to the holders thereof and in such case the Warrants will expire on the 30th day after the date on which such notice is given by the Issuer.

3.4

The Issuer may pay to finders a finders fee to any finder in connection with any sale of Units (a “Finder”) equal to:

(a)

cash equal to 10.0% of the gross proceeds received by the Issuer from the sale of the Units attributable to the Finder, plus

(b)

a number of warrants (the “Finders’ Warrants”) equal to 10.0% of the number of Units sold that are attributable to the Finder, each of which will be entitle the Finder to purchase one additional Unit at the Offering Price (the “Finders’ Units”).

4.

Closings

4.1

The Investor must deliver to the Issuer, on or before the Cut-off Time, this Subscription Agreement duly completed and executed in accordance with the instructions on the cover page of this Agreement and arrange for concurrent wiring or delivery of certified funds for the Subscription Price.  On request by Thunder Mountain, the Investor agrees to complete and deliver any other information as may reasonably be required by applicable regulatory authorities, the Exchange and Applicable Securities Laws to complete the transactions contemplated by this Agreement.

4.2

The Closing of the purchase and sale of the Units will occur on the date specified by the Company, which date will be no later than September 15, 2010, without further notice by the Company.  The Company may close the Offering by way of multiple Closings.  Delivery against payment for the Units will be completed by the Issuer at the offices of Lang Michener LLP on the Closing Date, or in the event of multiple Closings, on each Closing Date, at which time certificates representing the Shares and Warrants comprising the Units will be delivered to the Investor as the Investor has instructed on the cover page of this Agreement.  The Company or Lang Michener, if applicable, is authorized to release your subscription funds from escrow to the Company upon Closing.  The Investor hereby waives receiving any prior notice of Closing.

4.3

Once this Subscription Agreement is accepted by Thunder Mountain, the Company may elect to complete the sale of the Units contemplated by this Subscription Agreement.  The initial Closing may not be sufficient to enable the Company to satisfy conditions to listing on the Exchange and there is no assurance that the Company will be able to obtain a listing on the Exchange.

5.

Investor’s Representations, Warranties and Agreements

5.1

The Investor represents and warrants and acknowledges and agrees with (on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Investor is contracting hereunder) Thunder Mountain that

(a)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(b)

its decision to execute this Subscription Agreement and purchase the Units agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of Thunder Mountain, and that its decision is based entirely upon its review of information about Thunder Mountain in the Public Record;

(c)

the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities;

(d)

it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

(e)

it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(f)

it understands the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements;

(g)

it understands that the Securities are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the SEC provide in substance that the Purchaser may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom (such as Rule 144), and, other than as set out herein, the Purchaser understands that the Issuer has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder);

(h)

it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Shares, the Warrants and the Warrant Shares, and all certificates issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE U.S. SECURITIES ACT AND SUCH LAWS.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

(i)

it understands and agrees that the Warrants may not be exercised unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available and that certificates representing the Warrants will bear a legend to the following effect in addition to the legend stated above:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE

SECURITIES LAWS OF ANY STATE.  THIS WARRANT MAY NOT BE EXERCISED UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.”

(j)

the Investor (or others for whom the Investor is contracting hereunder) has been advised to consult its own legal advisors with respect to the merits and risks of an investment in the Units and with respect to applicable resale restrictions and it (or others for whom it is contracting hereunder) is solely responsible (and Thunder Mountain is in no way responsible) for compliance with applicable resale restrictions;

(k)

the offer made by this Agreement is irrevocable, requires acceptance by Thunder Mountain in whole or in part and is subject to the right of Thunder Mountain to reject any  Subscription prior to Closing by refunding any Subscription Price;

(l)

this Subscription is not enforceable by the Investor unless it has been accepted by Thunder Mountain and the Investor waives any requirement on Thunder Mountain’s behalf to immediately communicate its acceptance for this Subscription to the Investor;

(m)

the subscription proceeds will be available to Thunder Mountain on Closing and this subscription is not conditional on any other subscription completing;

(n)

the Investor (and, if applicable, any beneficial purchaser for whom it is acting) is resident in the jurisdiction set out on the execution page of this Subscription Agreement;

(o)

the Investor is aware a finder’s fee or other commission may be paid by Thunder Mountain in connection with this Subscription Agreement;

(p)

the Investor has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Investor enforceable against the Investor;

(q)

in connection with the Investor’s investment in the Units, the Investor has not relied upon Thunder Mountain for investment, legal or tax advice, and has, in all cases sought the advice of the Investor’s own personal investment advisor, legal counsel and tax advisers or has waived its rights thereto and the Investor is either experienced in or knowledgeable with regard to the affairs of Thunder Mountain, or either alone or with its professional advisors is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Units and is able to bear the economic risk of the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment in the Units;

(r)

no prospectus has been filed by Thunder Mountain with any securities commission or similar authority in Canada or elsewhere, in connection with the issuance of the Units, and the issuance and the sale of the Units is subject to such sale being exempt from the prospectus/registration requirements under Applicable Securities Laws and accordingly:

(i)

the Investor will be restricted from using certain of the civil remedies available under such legislation;

(ii)

the Investor may not receive information that might otherwise be required to be provided to it under such legislation; and

(iii)

Thunder Mountain will be relieved from certain obligations that would otherwise apply under such legislation;

(s)

no person has made to the Investor any written or oral representations:

(i)

that any person will resell or repurchase the Units;

(ii)

that any person will refund the purchase price for the Units; or

(iii)

as to the future price or value of the Units;

(t)

no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities; and

(u)

Thunder Mountain will rely on the representations and warranties made herein or otherwise provided by the Investor to Thunder Mountain in completing the sale and issue of the Units to the Investor.

5.2

The Investor hereby agrees that with respect to any personal information provided in this document or otherwise received by or in possession of Thunder Mountain (“Personal Information”), the Investor hereby acknowledges that the TMX Group and its affiliates, authorized agents, subsidiaries and divisions, including the Exchange collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Investor and use it for the following purposes:

(a)

to conduct background checks,

(b)

to verify the Personal Information that has been provided about each individual,

(c)

to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of Thunder Mountain, or its associates or affiliates,

(d)

to conduct enforcement proceedings, and

(e)

to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.  The Investor consents to the disclosure by the Issuer of any Personal Information to the Exchange and such securities regulatory bodies as may have jurisdiction for the purpose of complying with Applicable Securities Laws and the rules and policies of the Exchangeand the further collection, use and disclosure of any Personal Information by the aforesaid regulator authorities for the discharge of their regulatory functions.

6.

Investor’s Status to Purchase Prospectus Exempt Securities

6.1

The Investor, by its execution of this Subscription Agreement, hereby further represents, warrants to, and covenants with, Thunder Mountain (which representations, warranties and covenants shall survive the Closing of the Offering) that the Investor is purchasing the Units as principal for its own account, it is purchasing such Units not for the benefit of any other person, and not with a view to the resale or distribution of the Units:

(a)

Canadian or International Investors - Minimum Amount (C$150,000)

The aggregate acquisition cost of purchasing the Units will not be less than Cdn.$150,000 paid in cash at the time of purchase, and the Investor has not been created or used solely to purchase or hold the Units in reliance on this exemption; or

(b)

Canadian or International Investors - Accredited Investors

The Investor is an “accredited investor”, as defined under NI 45-106, the Investor has properly completed and duly executed the Certificate of Canadian Accredited Investor attached to this

Subscription Agreement as Schedule B indicating the means by which the Investor is an Accredited Investor and confirms the truth and accuracy of all statements made by the Investor in such certificate, and the Investor has not been created or used solely to purchase or hold the Units in reliance on this Exemption; or

(c)

U.S. Purchasers – Accredited Investors; Rule 506 of Regulation D

If the Purchaser is a U.S. Purchaser, it is an “accredited investor” as defined in Rule 501(a) of Regulation D of the U.S. Securities Act; and the Investor has duly completed, executed and delivered to Thunder Mountain the Certificate of U.S. Accredited Investor attached hereto as Schedule C indicating the means by which the Investor is an Accredited Investor and confirms the truth and accuracy of all statements made by the Investor in such certificates.

6.2

Investors Outside of Canada and the U.S.

If the Investor is resident in a jurisdiction outside of Canada and the U.S. it acknowledges and certifies that:

(a)

the Investor

(i)

is reasonably knowledgeable of securities legislation having application or jurisdiction over the Investor and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription and believes that no laws in the International Jurisdiction require Thunder Mountain to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(ii)

understands it is purchasing the Units pursuant exemptions from any prospectus, registration or similar requirements under the laws of Canada, US and Investor’s International Jurisdiction and that the Investor is permitted to purchase the Investor’s Units, and Thunder Mountain has no filing obligations in the International Jurisdiction;

(iii)

represents that the Units are being acquired for investment only and not with a view to resale and distribution within the International Jurisdiction.

(b)

no securities commission in Canada or elsewhere or similar regulatory authority has reviewed or passed on the merits of the Units; there is no government or other insurance covering the Units; there are risks associated with the purchase of the Units; there are restrictions on the Investor’s ability to resell the Units in Canada and US and possibly in the International Jurisdiction it is the responsibility of the Investor to determine what those restrictions are and to comply with them before selling the Units; and

(c)

as a consequence of acquiring securities pursuant to exemptions from prospectus and registration of selling person, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Investor.

7.

Thunder Mountain’s Representations

7.1

Thunder Mountain, as Issuer, represents and warrants to the Investor that, as of the date of this Subscription and at Closing hereunder:

(a)

Thunder Mountain and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b)

Thunder Mountain and its subsidiaries are duly registered and licensed to carry on business in the jurisdictions in which they carry on business or own property where required under the laws of that jurisdiction;

(c)

Thunder Mountain and its subsidiaries are the beneficial owners of their properties, business and assets or the interests in such properties, business or assets, all agreements by which Thunder Mountain and its subsidiaries hold an interest in a property, business or asset are in good standing in all material respects according to their terms, and the properties are in good standing in all material respects under the applicable laws of the jurisdictions in which they are situated;

(d)

Thunder Mountain has complied, or will comply, with Applicable Securities Laws and all applicable corporate laws and regulations in connection with the offer, sale and issuance of the Units, and in connection therewith has not engaged in any “direct selling efforts,” as such term is defined in Regulation S, or any “general solicitation or general advertising” as described in Regulation D;

(e)

the financial statements contained in the Public Record accurately reflect the financial position of Thunder Mountain as at the date thereof, and no adverse material changes in the financial position of Thunder Mountain have taken place since the date of Thunder Mountain’s last financial statements except as filed in the Public Record;

(f)

the entering into of this Subscription Agreement and the creation, issuance and sale of the Units by Thunder Mountain does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which Thunder Mountain is a party;

(g)

the Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and Thunder Mountain will reserve sufficient shares in the treasury of Thunder Mountain to enable it to issue the Warrant Shares;

(h)

this Subscription when accepted has been duly authorized by all necessary corporate action on the part of Thunder Mountain and, subject to acceptance by Thunder Mountain, will be duly executed and delivered by Thunder Mountain and constitutes a valid obligation of Thunder Mountain legally binding upon it and enforceable in accordance with its terms, and Thunder Mountain has full corporate power and authority to undertake the Offering;

(i)

neither Thunder Mountain nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of Thunder Mountain’s knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(j)

there are no judgments against Thunder Mountain or any of its subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which Thunder Mountain or any of its subsidiaries is subject;

(k)

the Common Shares have been conditionally approved for listing on the TSX;

(l)

no order ceasing or suspending trading in the securities of Thunder Mountain nor prohibiting sale of such securities has been issued to Thunder Mountain or its directors, officers or promoters and to the best of Thunder Mountain’s knowledge no investigations or proceedings for such purposes are pending or threatened.

8.

Covenants of Thunder Mountain and Registration Rights

8.1

Thunder Mountain hereby covenants with each Investor that it will:

(a)

offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfil all post Closing filing requirements required to be fulfilled by Thunder Mountain (including without limitation, compliance with all Applicable Securities Laws) in connection with the Offering;

(b)

use reasonable commercial efforts to complete the listing of the Common Shares on the Exchange;

(c)

upon listing on the Exchange, use its best efforts to maintain its status as a “reporting issuer” in good standing in Canada for a period of 2 years after the Closing Date;

(d)

within the required time, file with the Exchange any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials; and

(e)

use its best efforts to satisfy as expeditiously as possible any conditions of the Exchange required to be satisfied prior to the Regulatory Acceptance of this Offering; and

8.2

The Issuer will, not later than 45 days from the Closing Date (as defined below) file with the SEC a registration statement (the “Registration Statement”) registering the resale of the Shares, the Warrant Shares and the Finders’ Shares under the U.S. Securities Act use its best efforts to cause such Registration Statement to be declared effective within four months from the Closing Date.

9.

Canadian Resale Restrictions and Legending of Securities

9.1

In addition to the legends imposed by Section 5.1, the Investor acknowledges that any resale of the Securities will be subject to resale restrictions contained under Canadian securities laws applicable to Thunder Mountain, the Investor or any proposed transferee. All Investors will receive, for the Shares, the Warrants and any Warrant Shares acquired, certificates bearing the following legend imprinted thereon:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) [insert that date which is four months and a day from the Closing Date], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert that date which is four months and a day from the Closing Date.]”

10.

General

10.1

Time is of the essence hereof.

10.2

Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

10.3

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

10.4

This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Investor hereby irrevocably attorns to the jurisdiction of the Courts situate therein.

10.5

This Subscription Agreement may not be assigned by any party hereto.

10.6

Thunder Mountain shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by Thunder Mountain of a facsimile copy of this Subscription Agreement shall create a legal, valid and binding agreement between the Investor and Thunder Mountain in accordance with its terms.

10.7

This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

10.8

This Subscription Agreement, including, without limitation, the representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Units by the Investor pursuant hereto, the completion of the issue of Units of Thunder Mountain and any subsequent disposition by the Investor of the Units.

10.9

The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

10.10

Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement  between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by law, by Thunder Mountain, by the Investor, or by anyone else.

10.11

All monetary amounts are in Canadian Dollars.

SCHEDULE A

INFORMATION REGARDING THE SUBSCRIBER

Please check the appropriate box (and complete the required information, if applicable) in each section:

1.

Security Holdings. Prior to giving effect to the securities being subscribed for under this Subscription Agreement, the Subscriber and all persons acting jointly and in concert with the Subscriber currently own, directly or indirectly, or exercise control or direction over (provide additional detail as applicable):

_________________ common shares of the Corporation and/or the following other kinds of shares and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Subscriber to acquire additional common shares or other kinds of shares of the Corporation:

No shares of the Corporation or securities convertible into shares of the Corporation.

2.

Insider Status. The Subscriber either:

Is an “Insider” of the Corporation by virtue of being:

(a)

a director or executive officer of the Corporation;

(b)

a director or executive officer of a company that is an Insider or subsidiary of the Corporation;

(c)

a person that beneficially owns or controls, directly or indirectly, voting shares of the Corporation carrying more than 10% of the voting rights attached to all the Corporation’s outstanding voting shares; or

(d)

the Corporation itself if it holds any of its own securities.

Is not an Insider of the Corporation.

3.

Pro Group Status. The Subscriber either:

Is a Member of the “Pro Group” which is defined as either individually or as a group:

1.

the member (i.e. a member of the Exchange under the Exchange requirements);

2.

employees of the member;

3.

partners, officers and directors of the member;

4.

affiliates of the member;

5.

such other persons as the Exchange may determine; and

6.

associates of any parties referred to in paragraphs 1 through 5 above.

Is not a member of the Pro Group.

SCHEDULE B

CERTIFICATE OF CANADIAN ACCREDITED INVESTOR

TO:

Thunder Mountain Gold, Inc. (“Thunder Mountain”)

In connection with the purchase of Units in the capital of Thunder Mountain (as defined in the Unit Subscription Agreement having a Reference Date of July 13, 2010) by the undersigned Investor or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Investor” for the purposes of this Schedule A), the Investor hereby represents, warrants, covenants and certifies to Thunder Mountain that:

1.

The Investor is purchasing the Units as principal for its own account or is deemed to be acting as principal pursuant to National Instrument 45-106 entitled “Prospectus and Registration Exemptions” (“NI 45-106”);

2.

The Investor is an “accredited investor” within the meaning of NI 45-106 by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Certificate for Canadian Accredited Investor; and

3.

Upon execution of this Schedule B by the Investor, this Schedule A shall be incorporated into and form a part of the Subscription Agreement.

Dated _______________, 2010.

X

 Signature of individual (if Investor is an individual)

X

Authorized signatory (if Investor is not an individual)

Name of Investor (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

IMPORTANT: PLEASE INITIAL APPENDIX “A” ON THE NEXT PAGE

APPENDIX “A”

TO SCHEDULE B

Accredited Investor - (defined in NI 45-106) means:

(a)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(b)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(c)

an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(d)

a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(e)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(f)

a Canadian financial institution, or a Schedule III bank;

(g)

the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(h)

a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(i)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(j)

an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

(k)

the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(l)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(m)

any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(n)

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(o)

an investment fund that distributes or has distributed its securities only to

(i)

a person that is or was an accredited investor at the time of the distribution;

(ii)

a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106; OR

(iii)

a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [Investment fund reinvestment] of NI 45-106;

(p)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(q)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(r)

a person acting on behalf of a fully managed account managed by that person, if that person

(i)

is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii)

in Ontario, is purchasing a security that is not a security of an investment fund;

(s)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(t)

an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

(u)

an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; OR

(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)

an accredited investor; or

(ii)

an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force;

and for purposes hereof:

(a)	"Canadian financial institution" means
(i)

an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of the Cooperative Credit Associations Act (Canada), or

(ii)

a bank, loan corporation, trust company , trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	"control person" has the meaning ascribed to that term in securities legislation except Ontario where "control person" means any person that holds or is one of a combination of persons that hold
(i) a sufficient number of any of the securities of an issuer so as to affect materially the control of Thunder Mountain, or

	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;
(c)

"eligibility adviser" means a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed;

(d)	"executive officer" means, for an issuer, an individual who is
	(i)	a chair, vice-chair or president,
	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,
	(iii)	an officer of Thunder Mountain or any of its subsidiaries and who performs a policy-making function in respect of Thunder Mountain, or
	(iv)	performing a policy-making function in respect of Thunder Mountain;
(e)	"financial assets" means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
(f)	"founder" means, in respect of an issuer, a person who,
(i)

acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of Thunder Mountain, and

	(ii)	at the time of the trade is actively involved in the business of Thunder Mountain;
(g)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h)	"investment fund" has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;
(i)	"person" includes
	(i)	an individual,
	(ii)	a corporation,
	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;
(j)	"related liabilities" means
	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or
	(ii)	liabilities that are secured by financial assets.
(k)	"spouse" means, an individual who,
	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(l) "subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;
Affiliated Entities and Control
1. An issuer is considered to be an affiliate of another issuer if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

(c)

A person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

(b)

the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

(c)

the second person is a limited partnership and the general partner of the limited partnership is the first person.

SCHEDULE C

CERTIFICATE OF U.S. ACCREDITED INVESTOR

TO:

Thunder Mountain Gold, Inc. (“Thunder Mountain”)

In connection with the purchase of Units in the capital of Thunder Mountain (as defined in the Unit Subscription Agreement having a Reference Date of July 13, 2010) by the undersigned Investor or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the “Investor” for the purposes of this Schedule A), the Investor hereby represents, warrants, covenants and certifies to Thunder Mountain that it is an “accredited investor” as defined in Rule 501(a) of Regulation D by virtue of satisfying one or more of the categories indicated below (please place your initials on the appropriate line(s)):

Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act; or
Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act; or
Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or
Category 5.	An investment company registered under the Investment Company Act of 1940; or
Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or
Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US$5,000,000; or

Category 12.	A director, executive officer or general partner of Thunder Mountain; or
Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or
Category 14.

A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

ONLY U.S. PURCHASERS NEED COMPLETE AND SIGN

Dated _______________, 2010.

X

Signature of individual (if Investor is an individual)

X

Authorized signatory (if Investor is not an individual)

Name of Investor (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)